Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note: Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted. (Directors’ or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Vishay EFI, Inc.	Rhode Island
Vishay Infrared Components Inc.	California
Spectec Logistics, Inc.	Delaware
Vishay Phoenix Passive Components, Inc.	Texas
Nippon Vishay, K.K.	Japan
Vishay Alpha Electronics K.K.	Japan
Vishay VSH Holdings, Inc.	Delaware
Vishay Insurance, Ltd.	Ireland
Vishay Dale Electronics, Inc.	Delaware
Electronica Dale de Mexico S.A. de C.V.	Mexico
Vishay Sprague Holdings Corp.	Delaware
Vishay Precision Resistors Holdings Corporation	Delaware
Vishay Thin Film LLC	New York
Vishay Sprague, Inc.	Delaware
Vishay Vitramon do Brazil Ltda.	Brazil
Vishay Sprague Canada Holdings Inc.	Canada
Sprague Electric of Canada, Ltd.	Canada
Sprague France S.A.S.	France
Siliconix incorporated	Delaware
Vishay Siliconix, LLC	Delaware
Siliconix Semiconductor, Inc.	Delaware
Siliconix Technology C.V.	Netherlands	(a)
Vishay Siliconix Holding GmbH	Germany
Vishay Siliconix Itzehoe GmbH	Germany
ECOMAL S.r.O.	Czech Republic
Vishay Siliconix (Taiwan) Ltd.	Taiwan
Vishay Siliconix Electronic Co. Ltd.	Taiwan
Shanghai Simconix Electronic Company Ltd.	China	(b)
Siliconix Ltd.	England
Siliconix Israel Ltd.	Israel
Vishay Semiconductor Italiana S.p.A.	Italy
Vishay Semiconductor India Ltd.	India
Vishay Xi’an Micro-Electronics Co. Ltd.	China
Vishay Asia Logistics Ltd.	Singapore

Subsidiaries of the Registrant (continued)

Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(c)
Vishay General Semiconductor, LLC	Delaware
General Semiconductor of Taiwan, Ltd.	Taiwan
General Semiconductor (China) Co., Ltd.	China
Vishay Asia GS Investments Pte., Ltd.	Singapore
General Semiconductor International Corp.	New York
General Semiconductor Japan, Ltd.	Japan	(d)
ATC Corp.	Delaware
General Semiconductor Korea Co., Ltd.	Korea
Vishay General Semiconductor France S.A.S.	France
General Semiconductor Hong Kong Ltd.	Hong Kong
General Semiconductor (UK) Ltd.	United Kingdom
General Semiconductor (Deutschland) GmbH	Germany
Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
Vishay BCcomponents SAS	France
BCcomponents Estate NV	Belgium
BCcomponents BVBA	Belgium
Vishay BCcomponents UK Ltd	United Kingdom
Valen Ltd.	Hong Kong
Vishay Passives Shanghai Co., Ltd	China
BCcomponents South Europe SRL	Italy
Vishay Components India Pvt. Ltd	India	(e)
BCcomponents Hong Kong Ltd.	Hong Kong
BCcomponents China Ltd	Hong Kong
Vishay Components (Huizhou) Co. Ltd.	China
Vishay Trading (Shanghai) Co. Ltd	China
Vishay Measurements Group, Inc.	Delaware
Vishay Transducers Ltd.	Delaware
Meadowgrip Limited	United Kingdom
Selectaid Ltd.	United Kingdom
Revere Transducers Europe, BV	Netherlands
SI Washington Lease Inc.	Washington
Vishay BLH Inc.	Delaware
Pharos de Costa Rica S.A.	Costa Rica
Vishay Sanmar Ltd.	India	(f)
Vishay Celtron (Tianjin) Technologies Co., Ltd.	China	(g)
Vishay Celtron Technologies, Inc.	Taiwan
High Goals Investments Limited	British Virgin Islands
Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Japan K.K.	Japan
Vishay Hong Kong Ltd.	Hong Kong
Vishay Korea Co. Ltd.	Korea
Vishay (Taiwan) Ltd.	Taiwan
Vishay (Thailand) Limited	Thailand
General Semiconductor (Singapore) Pte. Ltd.	Singapore
Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
ECOMAL Israel Ltd.	Israel	(h)
Dale Israel Electronics Industries, Ltd.	Israel
Tedea-Huntleigh B.V.	Netherlands
Tedea-Huntleigh International Ltd	Israel
T-H Technology Ltd	Israel
Vishay Measurements Group France, S.A.	France
Grupo De Medidas Iberica S.L.	Spain
SCI Vijafranc	France
T-H Industrial Properties Ltd	Israel
Tedea-Huntleigh, Inc.	California
Tedea-Huntleigh (Beijing) Electronics Co. Ltd	China	(i)
Draloric Israel Ltd.	Israel

Subsidiaries of the Registrant (continued)

V.I.E.C. Ltd.	Israel
Vishay Electronic Motion Systems UK Ltd.	United Kingdom
Vishay Electronic Motion Systems Canada Ltd.	Canada
Vishay PM Group Plc	United Kingdom
Vishay PM Onboard Limited	United Kingdom
Vishay PME France SARL	France
Vishay PM Belgium NV	Belgium	(j)
Vishay Waste Collection Systems Belgium NV	Belgium	(k)
Vishay Waste Collection Systems BV	Netherlands	(l)
Vishay PM Onboard (Ireland) Limited	Ireland
Vishay MD Technik BV	Netherlands
Vishay MD Technik GmbH	Germany
Vishay Advanced Technology, Ltd.	Israel
Vilna Equities Holding, B.V.	Netherlands
Tedea-Huntleigh Europe Ltd.	England
Measurements Group (U.K.) Ltd.	England & Wales
Vishay Nobel Ltd.	England
Vishay Europe GmbH	Germany	(m)
Vishay Europe Sales GmbH	Germany
Vishay BCcomponents Austria GmbH	Austria
Vishay BCcomponents Holding GmbH	Germany
Vishay BCcomponents Beyschlag GmbH	Germany
Vishay BCcomponents Vertriebs GmbH	Germany
Vishay Electronic GmbH	Germany
Roederstein Electronics Portugal Lda.	Portugal
ECOMAL Deutschland GmbH	Germany
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria Ges.mbH	Austria
Vishay Components, S.A.	Spain
ECOMAL Nederland BV	Netherlands
ECOMAL Belgium N.V.	Belgium
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.	France
ECOMAL UK Ltd.	England
Roederstein GmbH	Germany
Vishay Electronic SPOL SRO	Czech Republic
Vishay S.A.	France	(n)
Ultronix, Inc.	Delaware
Vishay Italy SRL	Italy
E-Sil Components Ltd.	England & Wales
Vishay Roederstein Limited	England
Vitramon Limited	England
Vishay Ltd.	England & Wales
Spectrol GmbH	Germany
Grued Corporation	Delaware
Con-Gro Corp.	Delaware
Gro-Con, Inc.	Delaware

Subsidiaries of the Registrant (continued)

Angstrohm Precision Inc.	Delaware
Angstrohm Holdings Inc.	Delaware
Sfernice, Ltd.	England & Wales
Heavybarter, Unlimited	England & Wales
Dale ACI Components	England
Vishay Nobel AB	Sweden
AB Givareteknik	Sweden
Vishay Nobel AS	Norway
Measurements Group GmbH	Germany
Facility Service GmbH	Germany	(o)
Vishay Semiconductor GmbH	Germany
Vishay (Phils.) Inc.	Philippines
Vishay Semiconductor Ges.mbH	Austria	(p)
Shanghai Vishay Semiconductors Ltd.	China
Vishay Asia Semiconductor Investments Pte. Ltd.	Singapore
Vishay Asia Investments Pte. Ltd.	Singapore	(q)
Vishay Hungary Elektronikai KFT	Hungary
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Phoenix do Brasil Ltda	Brazil
Vishay Phoenix Passive Components S.R.L.	Italy
Vishay Europe Logistics GmbH	Germany
Vishay Automotive Systems GmbH	Germany
____________________

(a) -	Registrant’s indirect ownership percentage in Siliconix Technology C.V. is 100%; 89% is owned by its wholly owned subsidiary Siliconix incorporated, 10% is owned by its indirectly wholly owned subsidiary Siliconix Semiconductor, Inc., and 1% is owned by its indirect wholly owned subsidiary Vishay Siliconix LLC.
(b) -	Registrant’s indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.
(c) -	Registrant’s indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.
(d) -	Registrant’s indirect ownership percentage in General Semiconductor Japan, Ltd. is 100%; 50% is owned by its wholly owned subsidiary General Semiconductor International and 50% is owned by its wholly owned subsidiary Vishay GSI, Inc.
(e) -	Registrant’s indirect ownership percentage in Vishay Components India Pvt Ltd. is 100%; 45% is owned directly and 55% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents B.V.
(f) -	Registrant’s indirect ownership percentage in Vishay Sanmar Ltd. is 49%.
(g) -	Registrant’s indirect ownership percentage in Celtron Tianjin is 100%; 82% is owned by its indirectly wholly owned subsidiary Vishay Transducers, Ltd. and 18% is owned by its indirectly wholly owned subsidiary High Goals Investments Limited.
(h) -	Registrant’s indirect ownership percentage in Ecomal Israel Ltd. is 66.7%.
(i) -	Registrant’s indirect ownership percentage in Tedea-Huntleigh (Beijing) Electronics Co. Ltd is 100%; 48% is owned directly and 52% is owned by its indirectly wholly owned subsidiary Tedea-Huntleigh, B.V.
(j) -	Registrant’s indirect ownership percentage in Vishay PM Belgium NV is 100%; 50% is owned by its indirectly wholly owned subsidiary Vishay PM Group Plc and 50% is owned by its indirectly wholly owned subsidiary Vishay PM Onboard Limited.
(k) -	Registrant’s indirect ownership percentage in Vishay Waste Collection Systems Belgium NV is 98%.
(l) -	Registrant’s indirect ownership percentage in Vishay Waste Collection Systems BV is 90%.
(m) -	Registrant’s indirect ownership percentage in Vishay Europe GmbH is 100%; 86% is owned by its wholly owned subsidiary Vishay Israel Limited and its affiliates; 13% is owned directly; and 1% is owned by its wholly owned subsidiary Vishay Dale Electronics, Inc.
(n) -	Registrant’s indirect ownership percentage in Vishay S.A. is 99.8%.
(o) -	Registrant’s indirect ownership percentage in Facility Service GmbH is 50%.
(p) -	Registrant’s indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%, 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada, 44% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH, and 2% is owned by its indirectly wholly owned subsidiary Vishay Electronic GmbH.
(q) -	Registrant’s indirect ownership percentage in Vishay Asia Investments Pte. Ltd. is 100%, 50% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor Investments Pte. Ltd. and 50% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor GS Investments Pte. Ltd.